Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No.: 333-131600

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 5% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear in this free writing prospectus or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

This free writing prospectus relates to Registration Statement No. 333-131600.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

DBALT 2007-RAMP1 Preliminary

All records 1,303 records

Balance: 262,959,538

Summary Statistics

As-of / Cut-off Date: 2007-02-01

Delinquency / Cut-off Date: 2007-02-01

Number of Loans: 1,303

Total Current Balance: 262,959,537.97

Maximum Balance: 2,000,000.00

Minimum Balance: 18,983.80

Average Current Balance: 201,810.85

Weighted Average Coupon: 7.755

Weighted Average Net Coupon: 7.398

Maximum Coupon: 10.625

Minimum Coupon: 5.750

Weighted Average Margin: 2.797

Weighted Average Maximum Rate: 13.169

Weighted Average Minimum Rate: 2.797

Weighted Average Months to Roll: 53

Weighted Average Original Term: 356.40

Weighted Average Original IO Term: 113.17

Weighted Average Remaining Term: 351.64

Weighted Average Seasoning: 4.77

Top 5 States: FL(12%),CA(9%),NJ(7%),IL(6%),NY(6%)

Top 5 Zip Codes: 11743(1%),22314(1%),85258(1%),97701(1%),89015(1%)

Weighted Average FICO Score: 690.8 Weighted Average Orig LTV: 81.53

Weighted Average Orig Frequency CLTV: 87.52

% of portfolio with LTV over 80%: 33.61

% of portfolio with LTV over 80% & no MI: 12.75

% of portfolio Conforming: 76.11 % of portfolio Jumbo: 23.89

% of portfolio with Full/Alt Docs: 20.36 % Owner Occupied: 71.9

% Fixed Rate: 74.7

% IO: 47.8

% Seconds: 0.0

% of Total Pool - Simultaneous Seconds: 35.7 % of Total Pool - Prepays: 17.4

Non-zero Weighted Average Prepay Penalty Term: 30

Seller	Number of Loans	Current Principal Balance	% of Current Principal Balance
RFC	1,303	262,959,537.97	100.00
Total:	1,303	262,959,537.97	100.00

Servicer	Number of Loans	Current Principal Balance	% of Current Principal Balance
Homecomings Financial Network	522	88,578,863.50	33.69
GMAC Mortgage Corp of IA	347	83,653,598.72	31.81
Other	434	90,727,075.75	34.50
Total:	1,303	262,959,537.97	100.00

Current Principal Balance ($)	Number of Loans	Current Principal Balance	% of Current Principal Balance
0.01 - 20,000.00	1	18,983.80	0.01
20,000.01 - 40,000.00	16	525,516.31	0.20
40,000.01 - 60,000.00	94	4,916,118.67	1.87
60,000.01 - 80,000.00	128	8,926,013.90	3.39
80,000.01 - 100,000.00	74	6,774,893.94	2.58
100,000.01 - 120,000.00	110	12,192,076.34	4.64
120,000.01 - 140,000.00	131	17,014,576.68	6.47
140,000.01 - 160,000.00	114	17,042,870.31	6.48
160,000.01 - 180,000.00	105	17,957,463.49	6.83
180,000.01 - 200,000.00	83	15,902,343.49	6.05
200,000.01 - 220,000.00	58	12,264,579.69	4.66
220,000.01 - 240,000.00	45	10,311,451.75	3.92
240,000.01 - 260,000.00	40	10,034,642.24	3.82
260,000.01 - 280,000.00	37	9,923,974.92	3.77
280,000.01 - 300,000.00	32	9,303,208.65	3.54
300,000.01 - 320,000.00	23	7,158,521.87	2.72
320,000.01 - 340,000.00	23	7,629,989.15	2.90
340,000.01 - 360,000.00	22	7,738,077.52	2.94
360,000.01 - 380,000.00	12	4,470,965.74	1.70
380,000.01 - 400,000.00	17	6,649,148.07	2.53
400,000.01 - 420,000.00	20	8,263,870.44	3.14
420,000.01 - 440,000.00	17	7,332,879.12	2.79
440,000.01 - 460,000.00	14	6,333,909.14	2.41
460,000.01 - 480,000.00	10	4,682,022.19	1.78
480,000.01 - 500,000.00	13	6,437,877.01	2.45
500,000.01 - 520,000.00	9	4,595,163.77	1.75
520,000.01 - 540,000.00	10	5,305,304.53	2.02
540,000.01 - 560,000.00	8	4,396,425.25	1.67
560,000.01 - 580,000.00	3	1,714,883.04	0.65
580,000.01 - 600,000.00	3	1,798,010.84	0.68
600,000.01 - 620,000.00	3	1,832,698.66	0.70
620,000.01 - 640,000.00	7	4,427,446.92	1.68
640,000.01 - 660,000.00	1	640,304.25	0.24
680,000.01 - 700,000.00	2	1,392,258.79	0.53
700,000.01 - 720,000.00	3	2,134,920.61	0.81
780,000.01 - 800,000.00	1	789,995.76	0.30
800,000.01 - 820,000.00	2	1,609,100.00	0.61
820,000.01 - 840,000.00	3	2,484,975.00	0.95
840,000.01 - 860,000.00	1	850,000.00	0.32
860,000.01 - 880,000.00	1	874,577.15	0.33
900,000.01 - 920,000.00	1	902,500.00	0.34
920,000.01 - 940,000.00	1	940,000.00	0.36
980,000.01 - 1,000,000.00	2	1,999,998.97	0.76
1,020,000.01 - 1,040,000.00	1	1,040,000.00	0.40
1,420,000.01 - 1,440,000.00	1	1,425,000.00	0.54
1,980,000.01 - 2,000,000.00	1	2,000,000.00	0.76
Total:	1,303	262,959,537.97	100.00
Minimum: 18,983.80
Maximum: 2,000,000.00
Average: 201,810.85

Original Principal Balance ($)	Number of Loans	Current Principal Balance	% of Current Principal Balance
1 - 20,000	1	18,983.80	0.01
20,001 - 40,000	15	495,883.18	0.19
40,001 - 60,000	94	4,895,179.35	1.86
60,001 - 80,000	128	8,926,013.90	3.39
80,001 - 100,000	73	6,675,210.65	2.54
100,001 - 120,000	109	12,052,181.14	4.58
120,001 - 140,000	133	17,254,155.17	6.56
140,001 - 160,000	113	16,883,407.56	6.42
160,001 - 180,000	106	18,116,926.24	6.89
180,001 - 200,000	80	15,303,540.60	5.82
200,001 - 220,000	59	12,430,111.44	4.73
220,001 - 240,000	47	10,744,722.89	4.09
240,001 - 260,000	39	9,775,195.72	3.72
260,001 - 280,000	38	10,183,421.44	3.87
280,001 - 300,000	32	9,303,208.65	3.54
300,001 - 320,000	23	7,158,521.87	2.72
320,001 - 340,000	23	7,629,989.15	2.90
340,001 - 360,000	22	7,738,077.52	2.94
360,001 - 380,000	12	4,470,965.74	1.70
380,001 - 400,000	17	6,649,148.07	2.53
400,001 - 420,000	21	8,314,442.89	3.16
420,001 - 440,000	17	7,332,879.12	2.79
440,001 - 460,000	13	5,874,256.55	2.23
460,001 - 480,000	11	5,141,674.78	1.96
480,001 - 500,000	13	6,437,877.01	2.45
500,001 - 520,000	8	4,076,067.36	1.55
520,001 - 540,000	10	5,285,226.17	2.01
540,001 - 560,000	9	4,935,600.02	1.88
560,001 - 580,000	3	1,714,883.04	0.65
580,001 - 600,000	3	1,798,010.84	0.68
600,001 - 620,000	3	1,832,698.66	0.70
620,001 - 640,000	6	3,794,628.67	1.44
640,001 - 660,000	2	1,273,122.50	0.48
680,001 - 700,000	1	696,000.00	0.26
700,001 - 720,000	4	2,831,179.40	1.08
780,001 - 800,000	1	789,995.76	0.30
800,001 - 820,000	2	1,609,100.00	0.61
820,001 - 840,000	3	2,484,975.00	0.95
840,001 - 860,000	1	850,000.00	0.32
860,001 - 880,000	1	874,577.15	0.33
900,001 - 920,000	1	902,500.00	0.34
920,001 - 940,000	1	940,000.00	0.36
980,001 - 1,000,000	2	1,999,998.97	0.76
1,020,001 - 1,040,000	1	1,040,000.00	0.40
1,420,001 - 1,440,000	1	1,425,000.00	0.54
1,980,001 - 2,000,000	1	2,000,000.00	0.76
Total:	1,303	262,959,537.97	100.00
Minimum: 19,000.00
Maximum: 2,000,000.00
Average: 202,550.95
Total: 263,923,885.80

Mortgage Rate (%)	Number of Loans	Current Principal Balance	% of Current Principal Balance
5.500 - 5.999	4	3,149,644.73	1.20
6.000 - 6.499	8	1,789,863.53	0.68
6.500 - 6.999	89	25,407,383.96	9.66
7.000 - 7.499	186	42,937,709.72	16.33
7.500 - 7.999	414	85,585,008.42	32.55
8.000 - 8.499	454	75,994,569.04	28.90
8.500 - 8.999	108	21,135,921.26	8.04
9.000 - 9.499	32	5,707,739.78	2.17
9.500 - 9.999	7 1	1,195,129.95 56,567.58	0.45 0.02
10.500 - 10.999
Total:	1,303	262,959,537.97	100.00
Minimum: 5.750 Maximum: 10.625 Weighted Average: 7.755

Original Terms (mos.)	Number of Loans	Current Principal Balance	% of Current Principal Balance
121 - 180	32	4,705,824.83	1.79
181 - 240	4	824,768.40	0.31
301 - 360	1,267	257,428,944.74	97.90
Total:	1,303	262,959,537.97	100.00
Minimum: 180 Maximum: 360 Weighted Average: 356.40

Remaining Terms (mos.)	Number of Loans	Current Principal Balance	% of Current Principal Balance
121 - 180	32	4,705,824.83	1.79
181 - 240	4	824,768.40	0.31
301 - 360	1,267	257,428,944.74	97.90
Total:	1,303	262,959,537.97	100.00
Minimum: 175 Maximum: 357 Weighted Average: 351.64

Seasoning (mos.)	Number of Loans	Current Principal Balance	% of Current Principal Balance
3	163	27,259,422.78	10.37
4	420	85,560,716.78	32.54
5	519	105,368,266.38	40.07
6	130	30,478,402.09	11.59
7	57	10,608,065.82	4.03
8	9	1,867,873.10	0.71
10	2	259,442.61	0.10
17	2	1,149,645.76	0.44
20	1	407,702.65	0.16
Total:	1,303	262,959,537.97	100.00
Minimum: 3 Maximum: 20 Weighted Average: 4.77

Lien Position	Number of Loans	Current Principal Balance	% of Current Principal Balance
1st Lien	1,303	262,959,537.97	100.00
Total:	1,303	262,959,537.97	100.00

First Liens with Junior Liens	Number of Loans	Current Principal Balance	% of Current Principal Balance
Simultaneous Seconds	453	93,886,688.65	35.70
No Sim Seconds	850	169,072,849.32	64.30
Total:	1,303	262,959,537.97	100.00

Original Loan-to-Value Ratio (%)	Number of Loans	Current Principal Balance	% of Current Principal Balance
<= 50.00	21	3,800,603.80	1.45
50.01 - 55.00	12	1,719,192.47	0.65
55.01 - 60.00	16	5,472,696.13	2.08
60.01 - 65.00	22	5,039,098.41	1.92
65.01 - 70.00	25	5,960,454.69	2.27
70.01 - 75.00	68	16,577,058.30	6.30
75.01 - 80.00	657	136,004,779.07	51.72
80.01 - 85.00	69	14,718,832.92	5.60
85.01 - 90.00	225	37,629,699.47	14.31
90.01 - 95.00	116	24,714,613.82	9.40
95.01 - 100.00	71	11,266,239.68	4.28
100.01 >=	1	56,269.21	0.02
Total:	1,303	262,959,537.97	100.00
Minimum: 18.75 Maximum: 103.00 Weighted Average by Original Balance: 81.50 Weighted Average by Current Balance: 81.53

Ratio (%) (Second Liens Only)

Combined Original Loan-to-Value Ratio (%) Frequency	Number of Loans	Current Principal Balance	% of Current Principal Balance
<= 50.00	20	3,770,970.67	1.43
50.01 - 55.00	12	1,719,192.47	0.65
55.01 - 60.00	15	3,472,696.13	1.32
60.01 - 65.00	21	5,013,216.78	1.91
65.01 - 70.00	21	6,823,510.66	2.59
70.01 - 75.00	46	11,450,348.14	4.35
75.01 - 80.00	238	51,455,951.51	19.57
80.01 - 85.00	72	15,446,439.26	5.87
85.01 - 90.00	319	58,671,932.21	22.31
90.01 - 95.00	204	42,091,319.18	16.01
95.01 - 100.00	334	62,987,691.75	23.95
100.01 >=	1	56,269.21	0.02
Total:	1,303	262,959,537.97	100.00
Minimum: 18.75 Maximum: 103.00 Weighted Average by Original Balance: 87.48 Weighted Average by Current Balance: 87.52

Effective Loan-to-Value Ratio (%)	Number of Loans	Current Principal Balance	% of Current Principal Balance
15.01 - 20.00	1	59,817.24	0.02
20.01 - 25.00	2	259,201.19	0.10
25.01 - 30.00	4	238,268.33	0.09
30.01 - 35.00	1	199,072.79	0.08
35.01 - 40.00	2	503,503.26	0.19
40.01 - 45.00	8	2,144,610.70	0.82
45.01 - 50.00	3	396,130.29	0.15
50.01 - 55.00	12	1,719,192.47	0.65
55.01 - 60.00	17	5,638,020.57	2.14
60.01 - 65.00	113	20,430,731.44	7.77
65.01 - 70.00	213	37,078,715.73	14.10
70.01 - 75.00	96	21,601,766.50	8.21
75.01 - 80.00	686	139,156,147.34	52.92
80.01 - 85.00	42	10,382,583.69	3.95
85.01 - 90.00	87	17,814,446.01	6.77
90.01 - 95.00	16	5,337,330.42	2.03
Total:	1,303	262,959,537.97	100.00
Minimum: 18.75 Maximum: 95.00 Weighted Average by Original Balance: 76.13 Weighted Average by Current Balance: 76.14

LTV gt 80, PMI	Number of Loans	Current Principal Balance	% of Current Principal Balance
No Insurance	145	33,534,360.12	37.94
General Electric	39	5,556,847.71	6.29
Mtge Guaranty Insurance Corp.	52	8,171,801.69	9.25
PMI	79	14,241,214.20	16.11
Republic Mtge Ins Co	42	8,028,337.19	9.08
Triad Guaranty Ins	3	596,322.43	0.67
United Guaranty Insurance	24	4,504,869.24	5.10
Radian Guaranty	35	6,292,878.64	7.12
Commonwealth	62	7,323,597.70	8.29
Cuna	1	135,426.18	0.15
Total:	482	88,385,655.10	100.00

Geographic Distribution by State	Number of Loans	Current Principal Balance	% of Current Principal Balance
Florida	145	32,212,707.22	12.25
California	67	23,921,471.61	9.10
New Jersey	51	17,205,045.51	6.54
Illinois	78	15,390,415.04	5.85
New York	53	14,854,524.24	5.65
Arizona	47	13,886,629.30	5.28
Georgia	68	12,622,419.37	4.80
Virginia	45	12,499,989.44	4.75
Texas	89	11,641,956.11	4.43
Maryland	34	9,283,539.16	3.53
Oregon	36	8,791,716.27	3.34
Massachusetts	29	7,803,688.94	2.97
Pennsylvania	50	7,515,199.38	2.86
Washington	32	6,437,460.54	2.45
North Carolina	43	5,665,364.38	2.15
Michigan	47	5,380,120.94	2.05
Missouri	39	4,932,477.57	1.88
Colorado	24	4,372,430.40	1.66
South Carolina	28	4,227,291.68	1.61
Nevada	15	3,857,392.68	1.47
Utah	17	3,379,415.45	1.29
Connecticut	17	3,063,062.37	1.16
Wisconsin	23	3,000,235.49	1.14
Ohio	27	2,936,224.27	1.12
Indiana	27	2,398,059.45	0.91
Tennessee	22	2,331,922.86	0.89
Minnesota	11	2,244,319.95	0.85
Alabama	15	2,107,581.22	0.80
New Hampshire	7	1,966,912.48	0.75
Louisiana	18	1,902,385.97	0.72
Idaho	12	1,648,348.32	0.63
Mississippi	8	1,368,400.57	0.52
Kentucky	11	1,241,453.55	0.47
District of Columbia	4	1,209,414.70	0.46
Oklahoma	11	1,057,761.36	0.40
Arkansas	8	1,022,492.30	0.39
New Mexico	5	968,303.40	0.37
Hawaii	3	935,603.40	0.36
Montana	2	833,610.33	0.32
Nebraska	5	786,440.52	0.30
Rhode Island	3	745,781.47	0.28
Wyoming	5	624,735.13	0.24
Kansas	6	605,412.88	0.23
Iowa	6	529,392.25	0.20
Delaware	3	508,888.58	0.19
Vermont	3	320,152.19	0.12
Alaska	1	280,103.96	0.11
Maine	2	224,059.48	0.09
North Dakota	1	217,224.29	0.08
Total:	1,303	262,959,537.97	100.00
Number of States Represented: 49

Geographic Distribution by MSA	Number of Loans	Current Principal Balance	% of Current Principal Balance
Rural	151	24,000,121.23	9.13
Washington DC-MD-VA-WV PMSA	43	15,446,020.27	5.87
Chicago IL PMSA	59	13,558,425.37	5.16
Atlanta GA MSA	57	11,236,115.88	4.27
Phoenix-Mesa AZ MSA	33	10,135,886.19	3.85
New York NY PMSA	18	8,218,457.99	3.13
Boston MA-NH NECMA	27	8,084,504.26	3.07
Miami FL PMSA	27	6,904,063.89	2.63
Portland - Vancouver OR-WA PMSA	24	5,945,629.14	2.26
Philadelphia PA-NJ PMSA	24	4,806,135.01	1.83
Bergen-Passaic NJ PMSA	12	4,451,502.29	1.69
Houston TX PMSA	29	4,287,555.93	1.63
Los Angeles-Long Beach CA PMSA	11	4,286,798.66	1.63
Newark NJ PMSA	11	4,274,959.47	1.63
Nassau-Suffolk NY PMSA	6	4,246,217.53	1.61
San Diego CA MSA	8	3,611,417.87	1.37
Orlando FL MSA	17	3,572,050.21	1.36
Fort Myers-Cape Coral FL MSA	13	3,288,936.02	1.25
Las Vegas NV-AZ MSA	12	3,019,348.29	1.15
Tampa-St. Petersburg-Clearwater FL MSA	17	2,782,910.08	1.06
St. Louis MO-IL MSA	21	2,767,536.66	1.05
Riverside-San Bernardino CA PMSA	9	2,720,610.99	1.03
Denver CO PMSA	14	2,632,652.37	1.00
Baltimore MD PMSA	12	2,547,779.14	0.97
Charlotte-Gastonia-Rock Hill NC-SC MSA	17	2,356,048.63	0.90
Other	631	103,777,854.60	39.47
Total:	1,303	262,959,537.97	100.00
Number of States Represented: 49
Adjustment Type	Number of Loans	Current Principal Balance	% of Current Principal Balance
Fixed Rate	1,061	196,551,177.37	74.75
ARM	242	66,408,360.60	25.25
Total:	1,303	262,959,537.97	100.00

Product Type	Number of Loans	Current Principal Balance	% of Current Principal Balance
Fixed - 30 Year - IO	298	69,065,216.52	26.26
Fixed - 15 Year	14	1,186,958.58	0.45
Fixed - 20 Year	4	824,768.40	0.31
Fixed - 30 Year	702	116,380,359.14	44.26
Balloon - 15/30	18	3,518,866.25	1.34
Balloon - 30/40	25	5,575,008.48	2.12
ARM - 2 Year/6 Month	3	224,315.23	0.09
ARM - 2 Year/6 Month - IO	7	4,163,400.00	1.58
ARM - 3 Year/6 Month - IO	9	1,832,114.48	0.70
ARM - 3 Year/6 Month	6	763,497.98	0.29
ARM - 3 Year/6 Month - Ballon 30/40	5	763,453.17	0.29
ARM - 5 Year/6 Month	22	3,294,090.82	1.25
ARM - 5 Year/6 Month - IO	108	28,447,556.82	10.82
ARM - 5 Year/6 Month - Balloon 30/40	14	2,679,415.91	1.02
ARM - 7 Year/6 Month - IO	5	1,736,099.31	0.66
ARM - 7 Year/6 Month	1	207,377.68	0.08
ARM - 7 Year/6 Month - B30/40	1	175,747.78	0.07
ARM - 2 Year/1 Year - IO	4	1,502,767.51	0.57
ARM - 3 Year/1 Year	1	69,685.96	0.03
ARM - 3 Year/1 Year - IO	2	2,039,999.98	0.78
ARM - 5 Year/1 Year - IO	35	14,193,624.40	5.40
ARM - 5 Year/1 Year	10	1,634,674.67	0.62
ARM - 7 Year/1 Year - IO	2	836,395.76	0.32
ARM - 10 Year/1 Year - IO	3	1,146,743.14	0.44
ARM - 10 Year/6 Month - IO	4	697,400.00	0.27
Total:	1,303	262,959,537.97	100.00

Interest Only	Number of Loans	Current Principal Balance	% of Current Principal Balance
N	826	137,298,220.05	52.21
Y	477	125,661,317.92	47.79
Total:	1,303	262,959,537.97	100.00

Interest Only Term	Number of Loans	Current Principal Balance	% of Current Principal Balance
0	826	137,298,220.05	52.21
36	2	2,039,999.98	0.78
60	27	10,862,115.72	4.13
84	2	1,281,995.76	0.49
120	445	111,286,006.46	42.32
180	1	191,200.00	0.07
Total:	1,303	262,959,537.97	100.00

Property Type	Number of Loans	Current Principal Balance	% of Current Principal Balance
Single Family Detached	749	144,368,801.19	54.90
PUD	211	48,285,560.11	18.36
Condo - Low Rise <4 floors	123	24,368,777.67	9.27
2 Family	115	23,932,933.88	9.10
3 Family	38	8,769,892.77	3.34
4 Family	33	7,017,291.63	2.67
Condo - High Rise >5 floors	7	1,949,541.22	0.74
Townhouse	16	1,768,946.08	0.67
Condo - Mid Rise 5-8 floors	5	1,690,573.00	0.64
Condotel	3	561,280.21	0.21
Single Family Residence	1	127,422.03	0.05
Co-op	2	118,518.18	0.05
Total:	1,303	262,959,537.97	100.00

Number of Units	Number of Loans	Current Principal Balance	% of Current Principal Balance
1	1,117	223,239,419.69	84.89
2	115	23,932,933.88	9.10
3	38	8,769,892.77	3.34
4	33	7,017,291.63	2.67
Total:	1,303	262,959,537.97	100.00

Occupancy	Number of Loans	Current Principal Balance	% of Current Principal Balance
Primary	820	189,038,782.81	71.89
Investment	474	70,765,790.69	26.91
Second Home	9	3,154,964.47	1.20
Total:	1,303	262,959,537.97	100.00

Loan	Number of	Current Principal	% of Current Principal
Purpose	Loans	Balance	Balance
Purchase	795	154,185,265.69	58.63
Refinance - Cashout	363	81,942,577.80	31.16
Refinance - Rate Term	145	26,831,694.48	10.20
Total:	1,303	262,959,537.97	100.00

Documentation Level	Number of Loans	Current Principal Balance	% of Current Principal Balance
Limited	773	163,554,451.50	62.20
Full	292	51,931,925.43	19.75
No Documentation	218	42,331,479.32	16.10
Fast	10	3,530,839.37	1.34
Alternative	10	1,610,842.35	0.61
Total:	1,303	262,959,537.97	100.00

Appraisal Type (S&P)	Number of Loans	Current Principal Balance	% of Current Principal Balance
Full Appraisal	1,303	262,959,537.97	100.00
Total:	1,303	262,959,537.97	100.00

Credit Grade	Number of Loans	Current Principal Balance	% of Current Principal Balance
	1,061	196,551,177.37	74.75
A1EC	1	64,220.99	0.02
A1NC	93	24,713,619.35	9.40
A2HP	1	69,685.96	0.03
A2NC	56	14,438,752.48	5.49
A3NC	52	17,079,092.98	6.49
A4AL	3	415,186.05	0.16
A4NC	14	2,976,923.84	1.13
A5NC	15	3,518,931.78	1.34
AMNC	1	500,000.00	0.19
AXNC	1	170,400.00	0.06
CMNC	2	1,491,998.99	0.57
CNC	1	340,000.00	0.13
NCA1	2	629,548.18	0.24
Total:	1,303	262,959,537.97	100.00

FICO Score	Number of Loans	Current Principal Balance	% of Current Principal Balance
580 - 599	5	1,298,209.89	0.49
600 - 619	25	4,662,069.53	1.77
620 - 639	145	26,958,339.20	10.25
640 - 659	178	39,969,988.08	15.20
660 - 679	204	44,020,955.61	16.74
680 - 699	225	42,765,265.37	16.26
700 - 719	181	34,060,161.88	12.95
720 - 739	132	27,087,247.39	10.30
740 - 759	83	18,607,164.10	7.08
760 - 779	74	13,804,287.61	5.25
780 - 799	32	6,267,502.50	2.38
800 >=	19	3,458,346.81	1.32
Total:	1,303	262,959,537.97	100.00
Minimum: 580 Maximum: 817 Weighted Average: 690.8 % UPB missing FICOs: 0.0

Back Ratio	Number of Loans	Current Principal Balance	% of Current Principal Balance
<= 0.00	455	93,424,183.30	35.53
0.01 - 5.00	5	564,502.86	0.21
5.01 - 10.00	6	1,608,902.19	0.61
10.01 - 15.00	8	1,536,930.30	0.58
15.01 - 20.00	27	3,742,656.29	1.42
20.01 - 25.00	38	5,261,675.14	2.00
25.01 - 30.00	70	13,521,180.79	5.14
30.01 - 35.00	118	18,918,515.61	7.19
35.01 - 40.00	174	37,999,674.83	14.45
40.01 - 45.00	218	48,001,240.13	18.25
45.01 - 50.00	136	27,742,364.43	10.55
50.01 - 55.00	43	8,735,980.54	3.32
55.01 - 60.00	5	1,901,731.56	0.72
Total:	1,303	262,959,537.97	100.00
Minimum: 1.00 Maximum: 58.00 Weighted Average: 39.27

Prepay Flag	Number of Loans	Current Principal Balance	% of Current Principal Balance
Prepayment Penalty	217	45,798,850.64	17.42
No Prepayment Penalty	1,086	217,160,687.33	82.58
Total:	1,303	262,959,537.97	100.00

Prepayment Penalty Detail	Number of Loans	Current Principal Balance	% of Current Principal Balance
1% - Hard	5	633,843.60	0.24
1% of orig. bal - Hard	3	513,353.37	0.20
1% of orig. bal - (12moHard/Soft)	2	252,979.40	0.10
1% - Soft	4	302,516.19	0.12
2% - Hard	3	573,971.14	0.22
2% - Soft	3	1,083,500.00	0.41
2% - (12moHard/Soft)	1	85,892.02	0.03
3% - Hard	4	389,237.15	0.15
5% - Hard	17	2,289,679.23	0.87
5%/4%/3%/2%/1% - Hard	3	279,346.48	0.11
5%/4%/3%/2%/1% - Soft	1	98,713.95	0.04
6 mos of 80% - Hard	8	1,794,026.18	0.68
6 mos of 80% - Hard	31	7,403,445.95	2.82
6 mos of 80% - Soft	40	7,011,358.11	2.67
6 mos of 80% - (12moHard/Soft)	1	322,799.50	0.12
6 mos of OPB - Hard	33	8,120,608.17	3.09
6 mos of OPB - Soft	36	10,535,007.32	4.01
6 mos of OPB - (12moHard/Soft)	14	2,846,829.60	1.08
6 mos of OPB - (24moHard/Soft)	1	124,997.00	0.05
6 mos of OPB - (6moHard/Soft)	7	1,136,746.28	0.43
None	1,086	217,160,687.33	82.58
Total:	1,303	262,959,537.97	100.00
Prepayment Penalty Months	Number of Loans	Current Principal Balance	% of Current Principal Balance
0	1,086	217,160,687.33	82.58
6	4	1,024,995.71	0.39
12	46	7,970,953.87	3.03
24	10	3,143,150.39	1.20
36	157	33,659,750.67	12.80
Total:	1,303	262,959,537.97	100.00
Non-zero Weighted Average Prepay Penalty Term:	30

Convertible Flag	Number of Loans	Current Principal Balance	% of Current Principal Balance
Non-Convertible	1,303	262,959,537.97	100.00
Total:	1,303	262,959,537.97	100.00

Flag

Index Type (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
Libor - 6 Month	185	44,984,469.18	67.74
Libor - 1 Year	39	13,906,956.35	20.94
Treasury - 1 Year	18	7,516,935.07	11.32
Total:	242	66,408,360.60	100.00

Margin (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
2.000 - 2.499	141	36,962,808.07	55.66
2.500 - 2.999	34	12,077,114.53	18.19
3.000 - 3.499	16	5,973,737.76	9.00
3.500 - 3.999	30	5,997,198.75	9.03
4.000 - 4.499	10	1,872,057.97	2.82
4.500 - 4.999	3	697,617.08	1.05
5.000 - 5.499	2	359,829.37	0.54
5.500 - 5.999	2	1,710,000.00	2.57
6.000 - 6.499	1	172,645.05	0.26
6.500 - 6.999	1	142,047.51	0.21
7.000 - 7.499	1	340,000.00	0.51
7.500 - 7.999	1	103,304.51	0.16
Total:	242	66,408,360.60	100.00
Minimum: 2.250 Maximum: 7.570 Weighted Average: 2.797

Periodic Cap (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
1.000	60	16,473,957.40	24.81
2.000	182	49,934,403.20	75.19
Total:	242	66,408,360.60	100.00
Minimum: 1.000 Maximum: 2.000 Weighted Average: 1.752

Initial Periodic Cap (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
5.000	76	24,765,874.56	37.29
6.000	164	39,932,486.04	60.13
7.000	2	1,710,000.00	2.57
Total:	242	66,408,360.60	100.00
Minimum: 5.000 Maximum: 7.000 Weighted Average: 5.653

Maximum Mortgage Rates (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
10.500 - 10.999	2	1,789,994.75	2.70
11.000 - 11.499	3	719,393.34	1.08
11.500 - 11.999	25	10,246,169.26	15.43
12.000 - 12.499	19	4,577,320.68	6.89
12.500 - 12.999	22	7,304,750.76	11.00
13.000 - 13.499	39	11,739,171.86	17.68
13.500 - 13.999	62	14,720,271.72	22.17
14.000 - 14.499	32	6,563,858.63	9.88
14.500 - 14.999	24	5,951,719.26	8.96
15.000 - 15.499	10	2,440,930.62	3.68
15.500 - 15.999	3	298,212.14	0.45
16.500 - 16.999	1	56,567.58	0.09
Total:	242	66,408,360.60	100.00
Minimum: 10.750 Maximum: 16.625 Weighted Average: 13.169

Lifetime Rate Cap (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
5.000	76	24,765,874.56	37.29
6.000	164	39,932,486.04	60.13
7.000	2	1,710,000.00	2.57
Total:	242	66,408,360.60	100.00
Minimum: 5.000 Maximum: 7.000 Weighted Average: 5.653

Minimum Mortgage Rates (%) (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
2.000 - 2.499	141	36,962,808.07	55.66
2.500 - 2.999	34	12,077,114.53	18.19
3.000 - 3.499	16	5,973,737.76	9.00
3.500 - 3.999	30	5,997,198.75	9.03
4.000 - 4.499	10	1,872,057.97	2.82
4.500 - 4.999	3	697,617.08	1.05
5.000 - 5.499	2	359,829.37	0.54
5.500 - 5.999	2	1,710,000.00	2.57
6.000 - 6.499	1	172,645.05	0.26
6.500 - 6.999	1	142,047.51	0.21
7.000 - 7.499	1	340,000.00	0.51
7.500 - 7.999	1	103,304.51	0.16
Total:	242	66,408,360.60	100.00
Minimum: 2.250 Maximum: 7.570 Weighted Average: 2.797

Next Rate Adjustment Date (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
2008-07	1	142,047.51	0.21
2008-09	3	885,171.14	1.33
2008-10	5	2,714,644.09	4.09
2008-11	5	2,148,620.00	3.24
2009-07	3	690,541.34	1.04
2009-09	7	2,699,208.30	4.06
2009-10	13	2,079,001.93	3.13
2010-06	1	407,702.65	0.61
2010-09	1	359,650.00	0.54
2011-06	2	603,990.00	0.91
2011-07	7	2,047,400.04	3.08
2011-08	13	4,102,512.16	6.18
2011-09	56	15,138,161.18	22.80
2011-10	89	20,272,279.20	30.53
2011-11	20	7,317,667.39	11.02
2012-09	1	789,995.76	1.19
2013-08	1	492,000.00	0.74
2013-09	2	309,000.00	0.47
2013-10	4	1,317,125.46	1.98
2013-11	1	47,499.31	0.07
2016-09	1	427,000.00	0.64
2016-10	5	1,326,193.14	2.00
2016-11	1	90,950.00	0.14
Total:	242	66,408,360.60	100.00
Minimum: 2008-07-01
Maximum: 2016-11-01
Weighted Average: 2011-06-26

Original Months to Next Rate Adjustment (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
24	14	5,890,482.74	8.87
36	23	5,468,751.57	8.24
60	189	50,249,362.62	75.67
84	9	2,955,620.53	4.45
120	7	1,844,143.14	2.78
Total:	242	66,408,360.60	100.00
Minimum: 17 Maximum: 117 Weighted Average: 53

Months to Next Rate Adjustment (ARM Only)	Number of Loans	Current Principal Balance	% of Current Principal Balance
13 - 18	1	142,047.51	0.21
19 - 24	13	5,748,435.23	8.66
25 - 30	3	690,541.34	1.04
31 - 36	20	4,778,210.23	7.20
37 - 42	1	407,702.65	0.61
43 - 48	1	359,650.00	0.54
49 - 54	22	6,753,902.20	10.17
55 - 60	165	42,728,107.77	64.34
67 - 72	1	789,995.76	1.19
73 - 78	1	492,000.00	0.74
79 - 84	7	1,673,624.77	2.52
115 - 120	7	1,844,143.14	2.78
Total:	242	66,408,360.60	100.00
Minimum: 17 Maximum: 117 Weighted Average: 53
Negam Cap (Negam Loans Only)

Conforming vs. Nonconforming(Just Balances)	Number of Loans	Current Principal Balance	% of Current Principal Balance
Conforming Loan Balance	1,195	200,142,374.60	76.11
Non-conforming Loan Balance	108	62,817,163.37	23.89
Total:	1,303	262,959,537.97	100.00

Freddie Conforming vs. Nonconforming (2006)	Number of Loans	Current Principal Balance	% of Current Principal Balance
Conforming Freddie	988	149,668,715.09	56.92
Non-conforming Freddie	315	113,290,822.88	43.08
Total:	1,303	262,959,537.97	100.00

Monthly Payments ($)	Number of Loans	Current Principal Balance	% of Current Principal Balance
0.01 - 500.00	169	9,338,113.82	3.55
500.01 - 1,000.00	391	42,341,154.96	16.10
1,000.01 - 1,500.00	346	60,630,349.80	23.06
1,500.01 - 2,000.00	161	41,217,166.42	15.67
2,000.01 - 2,500.00	76	25,183,543.99	9.58
2,500.01 - 3,000.00	57	23,159,287.12	8.81
3,000.01 - 3,500.00	41	19,263,678.66	7.33
3,500.01 - 4,000.00	27	14,654,101.20	5.57
4,000.01 - 4,500.00	14	8,311,772.78	3.16
4,500.01 - 5,000.00	10	7,648,051.18	2.91
5,000.01 - 5,500.00	4	3,312,600.00	1.26
5,500.01 - 6,000.00	2	1,620,140.89	0.62
6,000.01 - 6,500.00	3	2,854,577.15	1.09
9,000.01 - 9,500.00	1	1,425,000.00	0.54
11,000.01 - 11,500.00	1	2,000,000.00	0.76
Total:	1,303	262,959,537.97	100.00
Minimum: 148.31 Maximum: 11,041.67
Average: 1,381.23

Origination Date	Number of Loans	Current Principal Balance	% of Current Principal Balance
2005-05	1	407,702.65	0.16
2005-08	2	1,149,645.76	0.44
2006-03	2	259,442.61	0.10
2006-05	8	1,724,136.16	0.66
2006-06	56	10,242,459.02	3.90
2006-07	117	27,651,940.49	10.52
2006-08	511	105,767,077.52	40.22
2006-09	430	86,963,999.67	33.07
2006-10	176	28,793,134.09	10.95
Total:	1,303	262,959,537.97	100.00
Minimum: 2005-05-04
Maximum: 2006-10-31

First Payment Date	Number of Loans	Current Principal Balance	% of Current Principal Balance
2005-07	1	407,702.65	0.16
2005-10	2	1,149,645.76	0.44
2006-05	2	259,442.61	0.10
2006-07	9	1,867,873.10	0.71
2006-08	57	10,608,065.82	4.03
2006-09	130	30,478,402.09	11.59
2006-10	519	105,368,266.38	40.07
2006-11	420	85,560,716.78	32.54
2006-12	163	27,259,422.78	10.37
Total:	1,303	262,959,537.97	100.00
Minimum: 2005-07-01 Maximum: 2006-12-01

Maturity Date	Number of Loans	Current Principal Balance	% of Current Principal Balance
2021-09	5	365,470.26	0.14
2021-10	27	4,340,354.57	1.65
2026-09	2	158,894.02	0.06
2026-10	2	665,874.38	0.25
2035-06	1	407,702.65	0.16
2035-09	2	1,149,645.76	0.44
2036-04	2	259,442.61	0.10
2036-06	9	1,867,873.10	0.71
2036-07	57	10,608,065.82	4.03
2036-08	130	30,478,402.09	11.59
2036-09	512	104,843,902.10	39.87
2036-10	391	80,554,487.83	30.63
2036-11	163	27,259,422.78	10.37
Total:	1,303	262,959,537.97	100.00
Minimum: 2021-09-01
Maximum: 2036-11-01

Payment Day	Number of Loans	Current Principal Balance	% of Current Principal Balance
1	1,303	262,959,537.97	100.00
Total:	1,303	262,959,537.97	100.00
Minimum: 1 Maximum: 1 Weighted Average: 1